UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2011

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 21, 2011, we entered into a mineral property acquisition agreement (the “Agreement”) with Minera Del Pacifico, S.A. (“Minera”), whereby Minera agreed to sell us a 100% interest to exploit and commercialize the Muluncay concession (the “Property”) for a period of twenty years in exchange for 10,000,000 shares of our common stock. The Property covers an area of 374 hectares and is in the centre of the Portovelo-Zaruma mining camp, which is found in the cantons of Ayapamba and Paccha, Province of El Oro, southern Ecuador. Closing of the Agreement will occur three business days after we deliver notice to Minera of our intention to close. Should the Agreement not close by January 31, 2012, either party may terminate the Agreement.

A copy of the Agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is hereby incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Mineral Property Acquisition Agreement dated November 21, 2011 with Minera Del Pacifico, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Benjamin Cherniak
Benjamin Cherniak
President and Director
Dated: November 24, 2011